SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 12, 1998
                Date of Report (Date of earliest event reported)



                          Electro-Optical Systems Corp.
             (Exact name of Registrant as specified in its charter)

          Delaware                     33-26344               75-2254748
(State or other jurisdiction         (Commission            (IRS Employer
    of Incorporation)                 File Number)        Identification No.)

                         20 Main Street, Acton, MA 01720
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (978) 263-9115




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Item 3. Litigation
         The Company is a defendant in an action commenced by the Securities and Exchange Commission ("SEC") in the United States District Court for the Southern District of New York on March 13, 1998, captioned SEC v. Cavanaugh et al. (the "SEC Litigation"). In the SEC Litigation, the SEC alleges that various defendants, including the Company, engaged in a pattern of conduct having the purpose and effect of manipulating the price of the common stock of the Company since December 1997 when Curbstone Acquisition Corporation ("Curbstone"), a public company having no operations, acquired WTS Transnational Corp. ("WTS") and WTS Transnational Corp. ("WTS") and changed its name to Electro-Optical Systems Corp. Those other defendants accused of manipulation include, inter alia, the former controlling shareholders of Curbstone; the former financial adviser of the Company, U.S. Milestone Corp., and affiliates who had arranged the acquisition of WTS by Curbstone; and William N. Levy, a lawyer for U.S. Milestone Corp. who formerly acted as lawyer for the Company. No officer, director, or employee of the Company is named as a defendant. The complaint alleges violations of Sections 5 and 17 (a) of the Securities Act of 1933 and
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder against all of the defendants, including the Company. The Court entered an ex parte temporary restraining order on March 13, 1999 that froze the assets of all of the defendants, including the Company, and enjoined the defendants from raising additional funds. In addition, trading in the Company's stock over the OTC bulletin was frozen for ten days.

         After the commencement of a hearing on the SEC's motion for a preliminary injunction, and prior to the Court issuing its opinion on April 23, 1998, the SEC and the Company agreed to a stipulation entered as an order of the Court on April 15, 1990 pursuant to which: (i) the SEC withdrew its motion for a preliminary injunction against the Company; (ii) the temporary restraining order against the Company was dissolved; (iii) the Company is free to expend existing funds on reasonably necessary business expenses, excepting payments of any deferred salary to management and any payment to any other defendant; and (iv) the Company will provide the SEC with a summary of its expenditures on a periodic basis.

         On April 23, 1998, the Court issued its opinion regarding the SEC's motion for a preliminary injunction which, inter alia, that the SEC had established a substantial likelihood of success in proving that the former controlling shareholders of Curbstone (George Chachas and Thomas Brooksbank); the former financial adviser of the Company, (U.S. Milestone Corp. and Thomas Cavanaugh), and certain affiliates had violated Section 5 of the Securities Act and Sections 17(a) and 10(b) and that Mr. Levy had violated Section 5 of the Securities Act. The Court further froze the EOSC shares held by these defendants and the proceeds of the sale of any EOSC shares.

         The Company has no continuing association with any of the other defendants in the SEC Litigation who are alleged to have carried out the alleged manipulative scheme and

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expressly disassociates itself from the alleged conduct of such defendants.  The former controlling shareholders of Curbstone no longer have a controlling position in the Company and have no influence over the Company's ongoing affairs. U.S. Milestone and its principals are no longer financial advisers to the Company and have no influence over the Company's ongoing affairs, except to the extent that it claims to have an ownership interest in approximately 2.1 million shares of the Company's common stock, the certificate for which is held by the Company.

         As part of the original financing transaction, 2,108,482 shares of restricted common stock were issued in the name of U. S. Milestone and the stock certificate has been held by the Company pending completion of what was to have been an additional $3 million private financing arranged by U. S. Milestone. As of the date of the TRO, the Company had received a bridge loan of $300,000 ($270,000 after placement fee) towards the completion of that financing. In connection with the reverse acquisition and related financing, 857,081 shares of restricted common stock were issued to an entity alleged to be associated or affiliated with U.S. Milestone, Invesora Dactilar, S.L., and 500,000 shares of restricted common stock were issued to William Levy. Mr. Levy is no longer a counsel to the Company and has no influence over the Company's ongoing affairs, except to the extent that he owns 500,000 shares of the Company's common stock. In a stipulation agreement with the SEC and ordered by the court on April 2, 1998, Mr. Levy deposited into Court these shares. As previously reported, on December 19, 1997, Electro (then named Curbstone Acquisition Corp.) issued 1,054,240 shares of its common stock to Agira Trading Ltd. Morgan & Morgan Trust Corporation Ltd. in a private placement under Regulation S (the "Private
Placement") at a per share price of $.47 which generated $500,000 in gross proceeds to the Company. In addition, Electro issued 1,054,241 shares of restricted common stock on December 19, 1997 to Optimum Fund in a private placement under Regulation S in full repayment of a $500,000 loan advance made to WTS in November of 1997 (the "Loan Payment"). This combined transaction netted the Company $850,000 after placement and legal fees.

         In connection with the reverse acquisition transaction, 2,563,000 Curbstone Management Shares (shares of the predecessor company) purchased directly from Curbstone management were sold and/or distributed to foreign investors alleged to be or associated or affiliated with U.S. Milestone. Of the
2.5 million shares transferred to foreign investors, based upon the Court proceedings and findings, the Company believes more than 1,000,000 shares have been sold to public investors, which transactions the Court found to violate the federal securities laws.






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     Capitalization Summary Effective with Reverse Acquisition in
                             December 1997

Restricted common shares issued to
former WTS Transnational, Inc.
shareholders.                                   12,022,560        57.0%

Restricted common shares sold to
Agira Trading, Ltd. et al and
Optimum Fund pursuant to a                       2,108,482        10.0%
Regulation S Transaction.

2,108,481 restricted common shares
issued to U S Milestone Corp., with
the certificate held by the Company,
857,081 restricted shares to Invesora            3,465,562        16.4%
Dactilar S. L. and 500,000 restricted
shares to William N. Levy.

Common shares purchased from
Curbstone Management by U.S.
Milestone and sold and/or distributed
to foreign investors associated and/or           2,564,000        12.2%
affiliated with U.S. Milestone.

Shares of common stock held by
Curbstone shareholders, based on
findings of Court.                                 925,217         4.4%


Total Capitalization                            21,084,821       100.0%


         None of the other defendants in this litigation is an officer, director, employee, or advisor to the Company.

         The Company is exploring alternatives for additional financing in order to achieve its business objectives. Before the commencement of the SEC
Litigation, the Company had anticipated that U.S. Milestone would provide or arrange for up to $3 million in additional financing. In light of the current circumstances, such financing is not likely to be available. The availability of alternative financing is highly uncertain. If the Company is unable to obtain additional financing, its ability to continue as a going concern or to survive in its present state is extremely doubtful.

Item 5:  Other

         Although the Company previously announced on January 30, 1998 that it had received a purchase order for 1,000 units of its fingerprint identification device from ADL Systems, Inc. ("ADL") in fact, the Company entered into a letter agreement in which ADL expressed its

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interest in purchasing units at a price to be determined, subject to a number of conditions. The letter referred to a purchase order but no separate purchase order was attached.

         After receiving the Temporary Restraining Order on March 13, 1998, the Company suspended operations effective March 22, 1998. Since that date, the individuals listed in the 8KA, George Clarke and Philip Holberton are no longer serving in those positions. Mr. Clarke is no longer an employee, but continues to perform specific consulting assignments without any agreement concern compensation. The Company anticipates, if it is successful in obtaining additional financing, that he will rejoin the company. Mr. Holberton has continued to provide consulting service to the Company but payment for these services, billed through April 30, remains unpaid.

         Although in the amended 8KA filing by the Company on February 18, 1998, the Company disclosed it was in the process of commencing production of fingerprint biometric systems; more precisely, it was in the process of completing development of its optic lens mold and establishing manufacturing capacity in order to commence production of fingerprint biometric system. Given the circumstances regarding the TRO and the suspension of operations, the development of the optic lens mold is presently suspended.

         Three of the individuals named as directors of the Company in the Company's Form 8K (filed December 23, 1998) and Form 8KA (filed February 18,
1998), Avi Fogel, Martin Goldman and George Parrent, Jr., take the position that, while they previously had served as directors of WTS, they have not served as directors of the Company but have agreed to become directors of the Company under certain express conditions which the Company acknowledges have not been fully met. These conditions include, inter alia, obtaining directors and officers liability insurance, updating the Company's business plan, and providing various items of information. These individuals maintain that they continue to be willing to serve as directors of the Company if the conditions are met.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 1998                  ELECTRO-OPTICAL SYSTEMS CORP.


                              /s/Charles B. Weaver
                              Charles B. Weaver
                              President and Chief Executive Officer

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